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                                                                   Exhibit 1.1


                             NOUVEAU INTERNATIONAL, INC.

                      1,500,000 SHARES OF SERIES B 8% CUMULATIVE
                       CONVERTIBLE REDEEMABLE PREFERRED STOCK


                                UNDERWRITING AGREEMENT


                                            November    , 1996



Americorp Securities, Inc.
One New York Plaza
New York, New York 10004

Gentlemen:

    Nouveau International, Inc., a Delaware corporation (the "Company") has authorized 3,000,000 shares of Preferred Stock, $.001 par value ("Preferred Stock") and 25,000,000 shares of Common Stock, $.001 par value ("Common Stock") and has the number of shares of Series A Preferred Stock and Common Stock as set forth under the heading "Capitalization" in the Prospectus, as hereinafter defined, adjusted only for any subsequent exercises of outstanding stock options and warrants. The Company proposes to issue and sell to the underwriters listed on Schedule I hereto (the "Underwriters"), severally and not jointly, 1,500,000 of its authorized and unissued shares (the "Firm Shares") of Series B 8% Cumulative Convertible Redeemable Preferred Stock (the "Series B Stock") containing such terms and conditions including provisions regarding dividends, conversion and redemption as are contained in the form of Series B stock certificate which is filed as an exhibit to the registration statement hereinafter mentioned.

    In addition, the Company proposes to grant to you the right to purchase up to 225,000 additional shares of Series B Stock (the "Optional Shares"), for the sole purpose of covering over-allotments in the sale of the Firm Shares. Unless the context otherwise indicates, the Firm Shares and the Optional Shares are sometimes referred to herein collectively as the "Series B Shares." The Series B Shares are more fully described in the registration statement, which the Company has furnished to you, acting as representative (the "Representative") of the several Underwriters. This is to confirm our agreement with respect to the purchase of the Series B Shares.

    1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with each Underwriter that:

    (a)  A registration statement on Form SB-2 (File No. 333-      ), for the
registration of the Series B Shares has been prepared by the Company in conformity with the applicable provisions of the Securities Act of 1933, as amended (the "Act"), and the applicable rules,


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regulations, releases and instructions (the "Rules under the Act") of the
Securities and Exchange Commission (the "Commission"), and has been filed with the Commission; and one or more amendments to said registration statement, copies of which have heretofore been delivered to the Representative, has or have been filed by the Company; and the Company may file on or prior to the effective date an additional amendment to the registration statement. Included in the registration statement are 150,000 underwriters' warrants ("Underwriters' Warrants") and an underlying 150,000 shares of Series B Stock (the "Underwriters' Series B Shares") to be sold by the Company. As used in this Agreement, the term "Registration Statement" refers to and means the registration statement, and all amendments thereto, including the prospectus, documents incorporated by reference therein, exhibits and financial statements, at the time it becomes effective; and the term "Prospectus" refers to and means the prospectus included in the Registration Statement at the time it becomes effective (including documents incorporated by reference therein), except that, if the prospectus first filed by the Company pursuant to Rule 424(b) of the Rules under the Act shall differ from the prospectus included in the Registration Statement, the term Prospectus shall mean the prospectus filed pursuant to Rule 424(b) (including documents incorporated by reference therein). The Company will not file at any time any amendment or supplement to the Registration Statement or the Prospectus without previous advice to the Representative, nor if the same shall be reasonably objectionable in form or substance to the Representative or its counsel.

    (b) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus (the "Preliminary Prospectus") with respect to the Series B Shares and each Preliminary Prospectus conformed in all material respects with the requirements of the Act and the Rules under the Act and has not included any untrue statement therein of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing shall not apply to statements in, or omissions from, any written information furnished to the Company by the Representative specifically for use in the preparation thereof.

    (c) When the Registration Statement shall become effective and at all times subsequent thereto, up to and including the Closing Date or the Option Closing Date, as hereinafter defined, and when any post-effective amendment thereof shall become effective, the Registration Statement and the Prospectus (and any post-effective amendment thereof or the Registration Statement as supplemented) will comply in all material respects with the applicable provisions of the Act and the Rules under the Act with respect thereto and the Registration Statement and the Prospectus and any further amendments or supplements thereto will contain all statements which are required to be stated therein in accordance with the Act and the Rules under the Act and neither the Registration Statement nor the Prospectus will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which made; and when the Prospectus is filed with the Commission pursuant to Rule 424(b) of the Rules under the Act and at all times subsequent thereto, up to and including the Closing Date and the Option Closing Date, the Prospectus (and the Prospectus as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto) will comply


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in all material respects with the provisions of the Act and the Rules under the
Act and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to made the statements therein not misleading in light of the circumstances in which made; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by the Representative and the only such information is the last paragraph of the cover page of the Prospectus and the information in the Prospectus under the caption "Underwriting."

    (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has no significant subsidiary or subsidiaries and does not control, directly or indirectly, any significant corporation, partnership, joint venture, association or other business organization, except for Nouveau Foods International, Inc., Nouveau Vend International, Inc., Nouveau Equities, Inc. and Nouveau International (PA), Inc. The foregoing companies are referred to herein singly as a "Subsidiary" and collectively as the "Subsidiaries" except where the context otherwise requires. Each Subsidiary has been organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation or formation. Each of the Company and each of its Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its or any of their properties (owned, leased or licensed) or the nature of its or any of their businesses makes such qualification necessary except where the failure to be so qualified would not have a material adverse effect on the Company and its Subsidiaries taken as a whole. The Company owns all of the outstanding shares of capital stock of each of its Subsidiaries free and clear of all liens, claims, security interests, restrictions, stockholders' agreements, voting trusts, and any other encumbrances; and all such shares of capital stock have been duly authorized and are duly and validly issued, fully paid and nonassessable. Each of the Company and each of the Subsidiaries has full power and authority (corporate and other) to own or lease its properties and conduct its business, present and proposed, as described in the Registration Statement and Prospectus. Each of the Company and each of the Subsidiaries holds all material licenses, certificates and permits from governmental authorities (both domestic and foreign) necessary for the conduct of its or their businesses as described in the Prospectus and owns, or possesses adequate rights to use all material rights necessary for the conduct of its or their businesses and has not received any written notice of conflict with the asserted rights of others in respect thereof and does not know of any material proceeding pending or threatened seeking to cancel, terminate, or limit such licenses, certificates or permits.

    (e) The financial statements and schedules (including the related notes) included in the Registration Statement and the Prospectus present fairly the financial position, results of operations, stockholders' equity and changes in financial position of the Company and the Subsidiaries as of the respective dates and for the respective periods indicated, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.


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    (f)  The accountants who have examined and reported on the audited financial statements filed with the Commission as parts of the Registration Statement and the Prospectus are independent public accountants as required by the Act and the Rules under the Act.

    (g) Except as may be reflected in or contemplated by the Registration Statement or the Prospectus and except for changes resulting from the normal operation of the Company's and its Subsidiaries' businesses, subsequent to the dates as of which information is given in the Registration Statement and the Prospectus (i) there has not been any material adverse change in the financial condition, in the results of operations or the general affairs of the Company and its Subsidiaries taken as a whole; (ii) there has not been any material transaction entered into by the Company or any of the Subsidiaries, other than transactions in the ordinary course of business; (iii) neither the Company nor any Subsidiary has incurred any material obligations, contingent or otherwise;
(iv) there has not been any change in the capital stock or long or short term debt (except current payments) of the Company or the Subsidiaries; (v) there has not been any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any Subsidiary, and (vi) there has not been any material adverse change or any development involving a prospective material adverse change in the condition (financial or other), business, key personnel, properties, prospective results of operations or net worth of the Company and the Subsidiaries taken as a whole.

    (h) Neither the Company nor any of its Subsidiaries is in violation of its articles of incorporation or by-laws nor, except as disclosed in the Registration Statement or Prospectus, in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, which violation is material to the Company and the Subsidiaries, taken as a whole, or in material default in the performance or observance of any obligation, agreement or condition contained in any note or other evidence of indebtedness or in any mortgage, indenture or loan agreement or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of their properties may be bound or affected in any respect which, in any such case, is material to the Company and the Subsidiaries taken as a whole. The Company has full right, power and authority to enter into and perform this Agreement and to issue, sell and deliver the Series B Shares and the Underwriters' Warrants to be issued and sold by it as provided in this Agreement. The execution and delivery of this Agreement, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or a default under, the articles of incorporation or by-laws of the Company or any of its Subsidiaries or any material agreement, or any material indenture or other material instrument by which the Company or any of its Subsidiaries or any of their properties may be bound, or any applicable material franchise, license, permit, judgment, decree, orders, statute, rule or regulation. Except as required by the Act, the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and applicable state securities laws, no consent, approval, authorization or order of any governmental agency or governmental authority (domestic or foreign) is required in connection with the consummation of the transactions contemplated by this Agreement on the part of the Company or any Subsidiary where the failure to obtain such consent, approval or authorization would have a material adverse effect on the Company and its Subsidiaries taken as a whole.


                                          4

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    (i)  Each contract to which the Company or any Subsidiary is a party and to which reference is made in the Registration Statement and Prospectus has been duly and validly executed by the Company or such Subsidiary, is in full force and effect in accordance with its terms and none of such contracts has been assigned by the Company or such Subsidiary, and the Company knows of no present situation or condition or fact which would prevent compliance with the terms of such contracts, as amended to date. Neither the Company nor any Subsidiary has any intention of exercising any right which it may have to cancel any of its rights or obligations under any of such contracts and has no knowledge that any other party to any of such contracts has any intention not to render full performance under such contracts except as contemplated by the Registration Statement.

    (j) Each of the Company and each of its Subsidiaries has filed all Federal, state and foreign tax returns which are required to be filed by it or validly filed extensions thereof, and has paid all taxes shown due on such returns and all assessments received by it to the extent such taxes have become due. All taxes with respect to which the Company and each of its Subsidiaries is obligated have been paid or adequate accruals have been set up to cover any such unpaid taxes which are not yet due. Nether the Company nor any Subsidiary received any notice or claim indicating any deficiency in the payment of or failure to pay any taxes.

    (k) Each of the Company and each of its Subsidiaries has good and marketable title, free and clear of all liens, encumbrances and defects, except liens for current taxes not due and payable, to all of its properties and assets which are stated to be owned by it in the Registration Statement and the Prospectus, subject only to such liens and exceptions as are not material and liens and encumbrances disclosed in the Prospectus. The properties, including any equipment, stated to be leased by the Company or any Subsidiary in the Registration Statement and the Prospectus are held under valid, subsisting and enforceable leases with only such exceptions which collectively are not material and do not have a material adverse effect on the present or prospective business of, or the use of such property by the Company or any Subsidiary.

    (l) The Company has an authorized outstanding capitalization as set forth or contemplated in the Prospectus and based on sale of the Firm Shares will have, on the Closing Date, the adjusted capitalization as set forth or contemplated in such Prospectus under the caption "Capitalization"; all of the outstanding shares of Preferred Stock and Common Stock of the Company have been validly authorized and issued and are fully paid and non-assessable and none of such outstanding shares of Preferred Stock or Common Stock or outstanding warrants or options to purchase shares of Common Stock were issued in violation of the pre-emptive rights of any stockholder of the Company; the Series B Shares and the Underwriters' Warrants have been duly authorized and, when issued and paid for pursuant hereto, the shares of Common Stock (the "Underlying Common Shares") when issued upon conversion of the Series B Shares in accordance with their terms, the Underlying Underwriters' Series B Shares when issued and paid for upon exercise of the Underwriters' Warrants in accordance with their terms, and the shares of Common Stock (the "Underlying Underwriters' Common Shares") when issued upon conversion of the Underwriters' Series B Shares, will be validly issued, fully paid and non-assessable, will pass valid title to the holders thereof, free and clear of any lien, encumbrance or


                                          5

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claim and all corporate action required to be taken for the authorization, issuance and sale of the Series B Shares and the Underwriters' Warrants has been validly and sufficiently taken; the holders of the outstanding shares of Common Stock and Preferred Stock and the holders of the Series B Shares, the Underwriters' Series B Shares and the Underlying Common Shares and the Underlying Underwriters' Common Shares (collectively at times, the "Underlying Securities") are not and will not be subject to any liability as shareholders. Except as set forth in the Registration Statement or in the Prospectus, on the effective date of the Registration Statement, the Closing Date and the Option Closing Date there will be no pre-emptive or other rights to subscribe for or purchase any of the shares of Preferred Stock, Common Stock, Series B Shares, Underwriters' Warrants, Underwriters' Series B Shares or Underlying Securities, or any options, warrants, agreements or similar rights calling for the issuance by the Company of any of its securities.

    (m) The Preferred Stock, Common Stock, Series B Stock, Underwriters' Warrants, Underwriters' Series B Shares and the Underlying Securities conform to the description thereof in the Prospectus and such description conforms with the rights set forth in the instruments defining the same.

    (n) Except as described in the Prospectus, there is no action, suit or proceeding before any court or governmental agency, authority or body (domestic or foreign) pending, or, to the knowledge of the Company, threatened, which might result in judgments against the Company or any Subsidiary not adequately covered by insurance and which collectively might result in any material adverse change in the condition (financial or otherwise), business or prospects of the Company and the Subsidiaries taken as a whole or materially affect their properties or assets.

    (o) The delivery upon payment for the Underwriters' Warrants to be sold by the Company as set forth in Paragraph 11 of this Agreement will pass good and marketable title thereto free and clear of any and all liens, encumbrances, charges and claims whatsoever to the Underwriters, and their designees; and the Company will have, on the effective date of the Registration Statement and at the time of delivery of the Underwriters' Warrants, full legal right and power and all authorization and approval required by law to sell, transfer and deliver the Underwriters' Warrants in the manner provided hereunder.

    (p) The Company does not know of any outstanding claim for services in the nature of a finder's fee or origination fee with respect to the sale of the Series B Shares hereunder resulting from its acts for which any Underwriter or the Company may be responsible.

    (q) There are no contracts or other documents which are required by the Act to be filed as exhibits to the Registration Statement which have not been so filed; and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies, and all agreements referred to in the Registration Statement or filed as exhibits to the Registration Statement to which the Company or any Subsidiary is a party or by which it is or may be bound or to which any of its assets, properties or businesses is or may be subject have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company in accordance with their respective terms


                                          6

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and no default by the Company or to the knowledge of the Company of any other party to said agreements or, any event which with the giving of notice or passage of time would constitute a default, has occurred under any such agreement.

    (r) Each of the Company and each of the Subsidiaries makes and keeps accurate books and records reflecting its assets and maintains internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management's authorization, (ii) transactions are recorded as necessary to permit preparation of the Company's and the Subsidiary's financial statements and to maintain accountability for the assets of the Company and each Subsidiary, (iii) access to the assets of the Company and each Subsidiary is permitted only in accordance with management's authorization, and (iv) the recorded accountability of the assets of the Company and each Subsidiary is compared with existing assets at reasonable intervals.

    (s) The Company has the full right, power and authority to enter into this Agreement and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a validly binding agreement enforceable in accordance with its terms.

    (t) Neither the Company, nor any Subsidiary, nor any Company predecessor entity has at any time during the past five years; (i) made any unlawful contributions to any candidate for political office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any state, Federal or foreign government officer or official, or other person charged with similar public or quasi-public duties (other than payments required or permitted by applicable law).

    (u) Except as set forth in the Prospectus, neither the Company nor any Subsidiary maintains any "employee benefit plan" as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended, ("ERISA") and to the best of the Company's knowledge and belief, after diligent investigation and inquiry (A) there is no material liability of the Company or any Subsidiary as a result thereof and (B) no "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived, exists with respect to any such plan.

    (v) The Company and its Subsidiaries have their properties adequately insured.

    (w) Except as set forth in the Prospectus, there are no actions, suits or proceedings pending before or by any court or governmental agency, authority or body, or any arbitrator, which is reasonably likely to result in any material adverse change in the condition (financial or other), business prospects, net worth or results of operations of the Company and the Subsidiaries, taken as a whole and, to the best of the Company's knowledge, no such action, suit or proceeding is contemplated or threatened.

    (x) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted, the stabilization or manipulation of the


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price of the Common Stock, the Series B Stock or any other outstanding security to facilitate the sale or resale of the Series B Stock, the Underwriters' Warrants or any underlying security, provided; however, that nothing herein shall be construed as extending to any action of the Underwriters or Selected Dealers.

    (y) Except as set forth in the Prospectus, the Company and each Subsidiary has all government approvals, grants or licenses (domestic and foreign) necessary for the conduct of its business as described in the Prospectus and is in compliance with all regulations relating to the same.

    2. PURCHASE AND SALE OF THE SERIES B SHARES. (a) The Company agrees to issue and sell to the several Underwriters listed on Schedule I hereto, and subject to the terms and conditions set forth herein and, in reliance upon the representations and warranties herein set forth, the several Underwriters agree to purchase from the Company, the Firm Shares at a purchase price of $_.__ per Firm Share.

    (b) The Company further agrees that on the Closing Date, as hereinafter defined, it will sell to the Representative and to such other persons designated by it, the Underwriters' Warrants more particularly described in Paragraph 12 of this Agreement.

    3. DELIVERY AND PAYMENT. Delivery and payment for the Firm Shares shall be made at the offices of Americorp Securities, Inc. or at the offices of its Clearing Agent, in New York, New York on such date and at such time (such date and time being herein sometimes referred to as the "Closing Date"), as the Representative may specify in writing, but such date shall not be later than seven (7) business days after the date on which the Registration Statement becomes effective; provided, however, that if counsel for the Company or for the Representative deems it necessary that either a further amendment to the Registration Statement or supplement to the Prospectus be filed prior to the Closing Date, the Closing Date shall be on a date to be thereafter fixed by the Representatives on notice to the Company, such date to be not earlier than the third business day, nor later than the tenth business day, after the effective date of such amendment or the date of filing with respect to such supplemented Prospectus. The Closing Date and the place of delivery may be changed by written agreement between the Company and the Representative. Delivery of the Firm Shares shall be made to the Representative against payment by the several Underwriters of the purchase price for the Firm Shares to or upon the order of the Company by certified or official bank check or checks payable in New York Clearing House funds or by wire transfer of funds to the Company's designated account.

    The certificates for the Firm Shares to be delivered by the Company will be in definitive, fully registered form, will bear no restrictive legends and will be in such denominations and registered in such names as the Representative shall request not less than two full business days prior to the Closing Date (or, if no such request is made, in the names of the respective Underwriters in the amount set forth opposite their respective names on Schedule I hereto), and the certificates for the Firm Shares purchased hereunder will be made available to the

                                          8


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8Representatives or its clearing agents for inspection, checking and packaging not later than one full business day prior to the Closing Date.

    4. OPTION TO PURCHASE OPTIONAL SHARES. (a) For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares as contemplated by the Prospectus, you are hereby granted an option to purchase all or any part of the Optional Shares from the Company. The purchase price to be paid for the Optional Shares shall be the same price per Optional Share as the price per Firm Share set forth in Paragraph 2 hereof. The option granted hereby may be exercised as to all or any part of the Optional Shares at any time, and from time to time, within 45 days after the date of the Prospectus. You shall be under no obligation to purchase any or all of the Optional Shares unless and to the extent such option is exercised.

    (b) The option granted hereby may be exercised by you by giving telegraphic notice to the Company setting forth the number of Optional Shares to be purchased and the date and time for delivery of any payment for the Optional Shares and stating that the Optional Shares referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares. If such notice is given prior to the Closing Date, the date set forth therein for such delivery and payment may, at your option be either the Closing Date or two full business days after such notice, whichever occurs later. If such notice is given on or after the Closing Date, the date set forth therein for such delivery and payment shall not be earlier than five business days after the date of such notice. In either event, the date so set forth shall not be more than ten full business days after the date of such notice. The date and time set forth in such notice is herein sometimes referred to as the "Option Closing Date." Upon exercise of the option, the Company shall become obligated to deliver to you, and subject to the terms and conditions set forth in Paragraph 4 (d) hereof, you shall become obligated to purchase the respective number of Optional Shares set forth in the notice of exercise.

    Payment for the Optional Shares shall be made to the Company by certified or official bank check or checks payable in New York Clearing House funds, at your offices, or at the offices of your clearing agent in New York City as set forth in a notice delivered to the Company, or by wire transfer to an account designated by the Company, against delivery of the Optional Shares to you. The certificates representing the Optional Shares to be delivered will be in such denominations and registered in such names as you shall request not less than two full business days prior to the Option Closing Date, and will be made available to you or your clearing agent for inspection, checking and packaging at your aforesaid office, or at the offices of your clearing agent in New York City not less than one full business day prior to the Option Closing Date.

    (d) Your obligation to purchase and pay for any of the Optional Shares is subject to the accuracy in all material respects of (as of the date hereof and the applicable Option Closing Date) and compliance by the Company with the representations and warranties herein, to the accuracy of the statements of the officers of the Company made pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder, to the satisfaction by the Company of the conditions as of the Closing Date and of the Option Closing Date set forth in Paragraph 7 hereof, and to the delivery to you of opinions, certificates and letters dated the Option Closing Date substantially the same in scope and substance to those specified in subparagraphs (e), (f) and (g) of Paragraph 7 hereof, but with each reference to "Firm Shares," "Series B Stock," and "Closing Date" to be, respectively, to the Optional Shares and the Series B Stock included therein being sold and the Option Closing Date.

    5. OFFERING BY UNDERWRITERS. (a) After the Registration Statement becomes effective the several Underwriters will offer the Series B Shares for sale to the public upon the terms set forth in the Prospectus.

    (b) The Representative is authorized to change the public offering price and concessions and discounts to dealers, provided that no such change requiring an amendment to the Prospectus will be made unless the Prospectus shall first have been amended and such amendment declared effective.

    6. COVENANTS OF THE COMPANY. The Company covenants and agrees with each Underwriter that:

    (a) The Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective and will advise the Representative immediately and, if requested by the Representative, will confirm such advice in writing (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, or when any supplement to the Prospectus or any amended Prospectus has been filed, (ii) of any request by the Commission for any amendments or supplements to the Registration Statement or the Prospectus or for any additional information,
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the institution or threat of any proceedings for that purpose, (iv) of the happening of any event which in the judgment of the Company makes any material statement in the Registration Statement or the Prospectus untrue or which requires any changes to be made in the Registration Statement or the Prospectus in order to make any material statements therein not misleading, and (v) of the suspension of the qualification of the Firm Shares for offering or sale in any jurisdiction, or the institution or threatening of any proceeding for that purpose. The Company will use its best efforts (i) to prevent the issuance of any such stop order or of any order preventing or suspending the use of the Registration Statement or Prospectus and (ii) if issued, to obtain the lifting or removal of such order as soon as possible.

    (b) The Company will not at any time, whether before, on, or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to a Preliminary Prospectus or to the Prospectus of which the Representative shall not previously have been advised and furnished with copies, or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Act and the Rules under the Act.


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

    (c) The Company will deliver to the Representative, without charge, a reasonable number of copies of the Registration Statement, including all financial statements and exhibits (four of which shall be signed) and include all exhibits filed therewith and any amendments or supplements thereto. Two conformed copies of the Registration Statement, including all financial statements and exhibits filed therewith shall also be delivered to each Underwriter.

    (d) Prior to the effective date of the Registration Statement, the Company will have delivered to each Underwriter, without charge, in such quantities as the Representative may have requested, copies of each form of Preliminary Prospectus. The Company consents to the use of each form of Preliminary Prospectus by the Underwriters, and by dealers prior to the effective date of the Registration Statement in conformity with the Act and State Blue Sky Laws.

    (e) The Company will deliver to each Underwriter and each Selected Dealer, without charge, immediately after the effective date of the Registration Statement and thereafter from time to time as many copies as they may reasonably request of the Prospectus and of any amended or supplemented Prospectus.

    (f) If during such period of time as in the opinion of the Representative or its counsel a prospectus relating to this financing is required to be delivered under the Act, due to the occurrence of any event as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or if it shall be necessary during any time after the effective date of the Registration Statement to amend or supplement the Prospectus to comply with the Act or the Rules under the Act, the Company will forthwith notify the Representatives and their counsel thereof and prepare and file with the Commission and furnish and deliver to each Underwriter and to others whose names and addresses are designated by the Representative, all at the cost of the Company, reasonable quantities of the amended or supplemented Prospectus which as so amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the Prospectus as amended or supplemented not misleading in the light of the circumstances when it is delivered to a purchaser or prospective purchaser, and which will comply in all respects with the Act and the Rules under the Act, and cause any amendment of the Registration Statement containing an amended Prospectus to be made effective as soon as possible.

    (g) For a period of five years from the effective date of the Registration Statement, the Company will deliver to the Representative (i) after each fiscal year, the Company's Form 10-K with respect to such year at the time such Form 10-K is filed with the Commission and, if no Form 10-K is required to be filed, such financial data with respect to such year as would be required to be filed by the Company with the Commission pursuant to the instructions to Form 10-K under the Exchange Act, prepared in accordance with generally accepted accounting principles and practices as at the end of such fiscal year and for the twelve months then ended, and covered by a report of independent certified public accountants; (ii) after each of the first three fiscal quarters of the Company, the Company's Form 10-Q with respect to such quarter at the time such form 10-Q is filed with the Commission and, if no Form 10-Q is required to be filed, such financial data with respect to such quarter as would be required to be filed by the Company with the Commission pursuant to the instructions to Form 10-Q under the Exchange Act, all in reasonable detail and certified by the Company's principal financial or accounting officer; (iii) copies of its annual report and any other reports or communications (financial or other) of the Company at the time it is mailed to its stockholders or filed with the Commission; (iv) two copies of every press release and every material news item and article in respect of the Company and its affairs at the time it is released by the Company; (v) copies of transfer reports from its transfer agent; and (vi) such additional documents and information with respect to the Company and its affairs as the Representative may from time to time reasonably request.

    (h) The Company will make generally available to its stockholders, in the manner specified in Rule 158(b) under the Act, and deliver to the Representative as soon as practicable, but in no event later than 45 days after the end of its first fiscal quarter ending 12 months after the effective date of the Registration Statement, a consolidated earnings statement (which need not be audited) meeting the requirements of said Rule 158(b) covering a period of at least twelve months beginning not earlier than the effective date of the Registration Statement.

    (i) The Company will use the net proceeds to be received by it from the sale of the Firm Shares in the manner and for the purposes set forth in the Prospectus.

    (j) The Company will deliver to the Representative true and correct copies of the Company's articles of incorporation and all amendments thereto, such copies to be certified by the secretary of the Company; true and correct copies of the By-Laws of the Company and of the minutes of all meetings of the directors and stockholders of the Company held prior to the Closing Date; and true and correct copies of all material contracts to which the Company is a party.

    (k) Prior to the public offering of the Firm Shares the Company will cooperate with the Representative and its counsel in connection with the registration or qualification of the Firm Shares, Optional Shares, the Underwriters' Warrants, the Underwriters' Series B Shares, and the Underlying Securities for offering and sale by the Underwriters and dealers under the securities or Blue Sky laws of such states as the Representative may designate and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification. The Company shall bear the expenses incurred in filing for qualification and in qualifying the Firm Shares, Optional Shares, the Underwriters' Warrants, the Underwriters' Series B Shares and the Underlying Securities under the securities or Blue Sky laws of such states, including the fees and charges of the various states, the cost of printed preliminary, supplementary and final memoranda or surveys with respect thereto, and the reasonable fees and expenses of the Underwriters' counsel incurred in connection therewith. The Company shall not be required however, to qualify as a foreign corporation or sign a general consent to service of process in any jurisdiction where it is not now subject. In each jurisdiction where any of its securities shall have been qualified, the Company will file such reports and statements with respect thereto as may be required by the applicable governmental or administrative body.

    (l) During the period from the Closing Date to the Date the exercise rights represented by the Underwriters' Warrants or the conversion rights of the underlying Underwriters' Series B Shares either have been fully exercised or have lapsed, the Company will at all times have authorized and reserved a sufficient number of shares of its Series B Stock and underlying Common Stock to provide for the exercise of the Underwriters' Warrants and the conversion of the Underwriters' Series B Shares.

    (m) The Company will pay and bear, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective, or is terminated, all costs and expenses incident to the performance of its obligations under this Agreement, including all expenses incident to the authorization of the Series B Shares and their issuance and delivery to the Underwriters, the authorization of the Underwriters' Warrants and their sale to the Representative, any original issue taxes in connection therewith, all transfer taxes, if any, incident to the initial sale of the Series B Shares to the several Underwriters and to the initial sale of the Series B Shares by the Underwriters to the public and to Selected Dealers, the fees and expenses of the Company's counsel and accountants (but excluding fees and expenses of Counsel to the Underwriters, except where such Counsel shall have acted as "blue sky" Counsel to the Company), the costs and expenses incident to the issuance, sale and delivery of the Series B Shares, the Underwriters' Warrants and the underlying shares, the costs and expenses incident to the preparation, printing and filing under the Act of the Registration Statement (including financial statements), any Preliminary Prospectus and the Prospectus and any amendments or supplements thereto; the printing and distribution of this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, the Blue Sky survey, the Underwriters' Warrant Agreement, the certificates for the Series B Shares and the Underwriters' Warrants, the filing fees of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. and any state regulatory agencies, the cost of preparing and filing all exhibits to the Registration Statement and the cost of furnishing to the Underwriters copies of the Registration Statement and Prospectus.

    (n) The Company will pay to the Representative a non-accountable expense allowance equal to $_.__ per share for each Series B Share (Firm Share and Optional Share) sold to the Underwriters pursuant to this Agreement. The expense allowance is to be paid out of the proceeds of the sale of the Series B Shares and may be deducted by the Representative on the Closing Date, and the Optional Closing Date from the amount due to the Company.

    (o) Prior to the Closing Date, the Company will cooperate with the Representative in such investigation as the Representative may make or cause to be made of the properties, business and operations of the Company in connection with the purchase and public offering of the Series B Shares and will make available to the Representative in connection therewith such information as the Representative may request in connection with the business or properties of the Company.

    (p) The Company has appointed Continental Stock Transfer and Trust Company as Transfer Agent for the Series B Stock. Such appointment may be changed only if the proposed new appointee is reasonably acceptable to the Representative.

    (q) Except as set forth in the Prospectus, during a period of 180 days from the effective date of the Registration Statement, the Company will not issue, sell or otherwise dispose of, directly or indirectly, any Common Stock, Preferred Stock, Series B Stock (or any securities convertible into or exercisable to purchase Common Stock, Preferred Stock and/or Series B Stock) other than the Series B Stock and Underwriters' Warrants and underlying shares being sold by the Company hereunder or securities issued pursuant to outstanding options or warrants, without the Representative's prior written consent.

    (r) The Company will deliver to the Representative on the Closing Date, the agreement of the persons set forth on Schedule II to this agreement not to sell securities of the Company for the period set forth on Schedule II hereto.

    (s) The Company will comply with the Act, Rules under the Act and the Exchange Act and the rules and regulations of the Commission promulgated under the Exchange Act so as to permit the continuance of sales of, and dealings in, the Series B Stock, Underwriters' Warrants and Underlying Securities under the Act and under the Exchange Act.

    (t) The Company will use its best efforts to cause the Series B Stock and the Common Stock to be admitted for separate listing on NASDAQ upon or prior to the effective date of the Registration Statement, and to maintain the listings on NASDAQ during the period the respective securities are outstanding or for a period of five years, whichever first occurs.

    (u) The Company will deliver to the Representative and its counsel named on the cover page of the Registration Statement bound volumes of copies of all documents and appropriate correspondence filed or received from the Commission and all closing documents.

    (v) The Company agrees, that for a period of three years following the Closing it will engage a single designee selected by the Representative as an advisor to its Board of Directors and such advisor shall be entitled to the same notice as members of the Board of Directors or any committee of the Board of Directors of the Company of any meetings thereof, and to attend all meetings of such Board of Directors and/or committees and shall be reimbursed for all reasonable costs in attending such meetings including, but not limited to, food, lodging and transportation. Such advisor shall also be entitled to receive all memoranda, reports and other documents distributed to members of the Board or such committees subject to the execution by the advisor of reasonable non-disclosure agreements, and to be indemnified to the same extent as the Company's directors.

    7. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of each Underwriter to purchase and pay for the Series B Stock set forth opposite its name on Schedule I hereto is subject to the continuing accuracy of and compliance with the representations and warranties on the part of the Company contained herein as of the date hereof and as of the Closing Date, to the performance by the Company of its obligations and covenants hereunder, to the absence from any certificates, opinions, written statements or letters furnished to the Representative or to its counsel of any misstatement or omission that is material to the purchase of the Series B Stock by the several Underwriters and to the following additional conditions:

    (a) The Registration Statement shall have become effective not later than 9:30 P.M., New York time, on the day after the date of this Agreement, or such later date or time as shall have been consented to by the Representative; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, threatened or contemplated by the Commission; and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with, and no amendments or supplements to the Registration Statement or Prospectus shall have been filed to which the Representative and its counsel have not given their consent.

    (b) All corporate action taken and all legal opinions and proceedings relating to the Series B Shares, the Underwriters' Warrants, the Underwriters' Series B Shares and the Underlying Securities, the Registration Statement and the Prospectus and all other matters incident thereto and to the transactions to which this Agreement relate shall be reasonably satisfactory to Underwriters' counsel and they shall have been furnished with such certificates, documents and information as they may request in this connection.

    (c) The Company shall have performed each of the agreements herein contained and required to be performed by it at or prior to the Closing Date and the Option Closing Date.

    (d) On the Closing Date and Option Closing Date (i) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules under the Act and shall in all material respects conform to the requirements of the Act and the Rules under the Act and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus there shall have been no material adverse changes in the business, property or financial condition of the Company and its Subsidiaries from that set forth in the Registration Statement and the Prospectus other than changes occurring in the ordinary course of business, and there shall have been no material transaction, contract or agreement entered into by the Company or any Subsidiary which is not referred to in the Registration Statement and the Prospectus, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which would be required to be set forth in the Registration Statement and the Prospectus other than as set forth therein, and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before or by any Federal, state or other (including foreign) commission, board or administrative agency wherein an unfavorable decision, ruling or finding would have a material adverse effect upon the business, property, financial condition or income of the Company and the Subsidiaries taken as a whole except as disclosed in the Prospectus and

(iv) neither the Company nor any Subsidiary shall have declared or made any payments of dividends or made any acquisitions of capital stock or made any other distribution on outstanding shares of capital stock other than as set forth in the Registration Statement (except for distributions made to the Company by a Subsidiary).

    (e) The Representative shall receive on, and as of the Closing Date and the Option Closing Date, the favorable opinion of Brock, Fensterstock, Silverstein, McAuliffe & Wade, LLC, counsel for the Company, to the Representative in form and substance satisfactory to counsel to the Underwriters, to the effect that:

         (i) the Company is a corporation in good standing, duly organized and validly existing under the laws of the state of its incorporation, and is authorized by its Certificate of incorporation and by-laws to own its properties and to conduct its business, as set forth in the Prospectus;

         (ii) to the best of such counsel's knowledge, the sole subsidiaries of the Company are Nouveau Foods International, Inc., Nouveau Vend International, Inc., Nouveau Equities, Inc. and Nouveau International (PA), Inc., all of the outstanding capital stock of which are wholly owned by the Company, and each such Subsidiary is a corporation in good standing, duly organized and validly existing under the laws of the state of its incorporation, and is authorized by its Certificate of Incorporation and by-laws to own its properties and to conduct its business as set forth in the Prospectus;

         (iii) to the best of such counsel's knowledge, the Company and each of its Subsidiaries is duly qualified to transact the business in which it is engaged and is in good standing in each jurisdiction in which its ownership or lease of property requires such qualification or registration, except in those jurisdictions where the failure to be so qualified would not, taken in the aggregate, have a material adverse effect on the business, financial condition or results of the Company and the Subsidiaries taken as a whole;

         (iv) the Company has an authorized capitalization as set forth in the Registration Statement; all of the outstanding shares of Preferred Stock and Common Stock of the Company have been duly and validly authorized and issued and all of the outstanding shares of Preferred Stock and Common Stock are fully paid and non-assessable. The outstanding shares of Preferred Stock and Common Stock are not, and the Series B Shares and Underwriters' Warrants (including the underlying securities) to be sold by the Company hereunder are not subject to the preemptive right of any shareholder of the Company. The Series B Shares to be sold by the Company have been validly authorized and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be fully paid and non-assessable; the Underwriters' Warrants to be sold by the Company have been validly authorized and issued and represent the valid and binding obligations of the Company enforceable in accordance with their terms, subject as to enforcement of remedies to the discretion of a court with respect to the granting of equitable relief and to applicable bankruptcy, insolvency, moratorium and other laws now or hereafter in effect affecting the rights of creditors generally; and the Underwriters' Series B Shares underlying the Underwriters' Warrants and the shares of Common Stock issuable upon conversion of the Series B Shares and the Underwriters' Series B Shares have been validly authorized and reserved for issuance and when issued upon exercise of the Underwriters' Warrants or upon conversion of the Series B Shares or the Underwriters' Series B Shares, as the case may be, will be validly issued and will be fully paid and non-assessable;

         (v) the Preferred Stock, Series B Shares, Common Stock and Warrants (including Underwriters' Warrants) of the Company conform as to legal matters to the description thereof contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same, and the certificates for the Series B Shares and Underwriters' Warrants delivered at the Closing are in due and proper form;

         (vi) this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, subject as to enforcement of remedies, to the discretion of a court with respect to the application of equitable principles and to applicable bankruptcy, insolvency, moratorium and other laws now or hereafter in effect affecting the rights of creditors generally and except that such counsel need not express an opinion with respect to the indemnification and contribution provisions set forth in Paragraphs 8 and 9 of this Agreement; the Company has the legal power to sell and deliver the Series B Shares and Underwriters' Warrants pursuant to the provisions of this Agreement; the execution, performance and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement to be performed by the Company do not conflict with, result in a breach of, or constitute a default under the Company's certificate of incorporation, by-laws, or to the best of such counsel's knowledge a breach or default under any material indenture, mortgage, deed of trust, voting trust agreement, note agreement or other agreement or instrument to which the Company or any Subsidiary is a party or, to the best of such counsel's knowledge, any statute, order, rule or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company other than "blue sky" or state securities laws as to which counsel need not express an opinion;

         (vii) no consent, approval, authorization or order of any court or governmental agency or body is required for the performance by the Company of the transactions contemplated in this Agreement to be performed by it except for such consents, approvals, authorizations or orders as need be obtained under the Act and such as may be required under the securities laws of any jurisdiction in connection with the purchase and distribution of the Series B Shares by the Underwriters;

         (viii) the Registration Statement has become effective under the Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened; and to the best of such counsel's knowledge, the Registration Statement, the Prospectus and each amendment thereof or supplement thereto (except for the financial statements and notes thereto and other financial and statistical information included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules under the Act;

         (ix) (A) such statutes, contracts and documents as are summarized in the Registration Statement fairly present the information required to be shown with respect thereto (other than in the financial statements and notes thereto and other financial and statistical information included therein as to which such counsel need express no opinion); and (B) such counsel does not know of (x) any contracts or documents required to be summarized or disclosed in the Registration Statement (with the same exception as in subclause (A)); or required to be filed as exhibits to the Registration Statement which have not been so summarized, disclosed or filed, or (y) any legal or governmental proceedings pending or, to the best of such counsel's knowledge, threatened against or involving the properties or the business of the Company or the Subsidiaries of a character required to be disclosed in the Registration Statement and the Prospectus which have not been so disclosed.

    Such opinion shall also include a statement of such counsel that nothing has come to their attention to cause them to believe that (except for (i) the financial statements, and (ii) matters set forth under the caption "Underwriting" as to which such counsel need not express any belief) the Registration Statement and the Prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented, if applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    In rendering the foregoing opinion, such counsel may rely, as to any matters of fact upon which such opinion is predicated, on certificates and written statements of state officials and certificates and written statements of officers and representatives of the Company and other responsible persons, in each case to the extent deemed appropriate by such counsel. Copies of all such certificates shall be furnished to counsel for the Underwriters on the Closing Date. Such counsel may also rely, as to matters involving the laws of any jurisdictions other than the States of Delaware or New York or the United States of America, upon opinions of local counsel whom they believe to be reliable and who are satisfactory to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel (whose opinion shall be annexed to Company counsel's opinion) is in form satisfactory to such counsel and, in their opinion, the Underwriters are justified in relying thereon.

    (f) At the time this Agreement is executed and at the Closing Date and the Option Closing Date, Richard A. Eisner & Company, LLP shall have furnished to the Underwriters letters dated respectively as of the date of this Agreement and as of the Closing Date and Option Closing Date in form and substance satisfactory to the Representative, confirming that they are independent public accountants within the meaning of the Act and the Rules under the Act, and stating in effect that:

         (i) in their opinion, the audited consolidated financial statements and related financial statement schedules examined by them included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules under the Act;

         (ii) on the basis of a reading of and a review of as set forth above of the latest available interim consolidated financial statements of the Company subsequent to the date of their audit, inspection of the minute books of the Company since the date of audit and consultations with and inquiries of officers or other persons responsible for financial and accounting matters of the Company as to transactions and events since September 30, 1996 nothing has come to their attention which would cause them to believe that during the period from September 30, 1996 to a specified date not more than three business days prior to the date of this Agreement and each of the Closing Date and Option Closing Date, respectively, there has been any change in the capital stock or consolidated long term debt of the Company, or decreases in consolidated net current assets or net assets compared with the amounts shown in the September 30, 1996 audited consolidated balance sheet included in the Registration Statement, except in all instances as set forth in or contemplated by the Registration Statement; and

         (iii) in addition to their examinations referred to in their report included in the Prospectus and the procedures, consultations and inquiries referred to above, they have carried out certain specified procedures, not constituting an audit, with respect to certain dollar amounts, numbers of shares and percentages, which are derived from the accounting records of the Company and are subject to the internal controls of the Company's accounting system, and which appear in the Prospectus under the captions "Prospectus Summary," "Summary Financial Information," "Ratio of Earnings to Fixed Charges and Preferred Stock Dividends," "Risk Factors," "Use of Proceeds," "Dilution," "Capitalization," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Management - Executive Compensation," "Principal and Selling Stockholders," "Certain Transactions" and "Concurrent Sales by Selling Stockholders," and they have compared such dollar amounts, number of shares, and percentages with such accounting records, and have found them to be in agreement therewith;

    (g) The Representative shall have received on the Closing Date and Option Closing Date certificates, dated as of the Closing Date and the Option Closing Date signed by the Chairman of the Board and the President of the Company certifying that:

         (i) No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending or are, to their knowledge, threatened by the Commission;

         (ii) They do not know of any litigation instituted or threatened against the Company or any Subsidiary of a character required to be disclosed in the Registration Statement which is not disclosed therein; they do not know of any contracts which are required to be summarized in the Prospectus which are not so summarized; and they do not know of any material contracts required to be filed as exhibits to the Registration Statement which are not so filed;

         (iii) Neither the Registration Statement nor the Prospectus as amended or supplemented, if amended or supplemented, contains an untrue statement of any material fact required to be stated therein or necessary to make the statements therein not misleading; and, since the effective date of the Registration Statement, to the best of their knowledge, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth;

         (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition of the Company or any Subsidiary, financial or otherwise, or in the results of its operations, except as reflected in or contemplated by the Registration Statement and the Prospectus, and except as so reflected or contemplated since such date there has not been any material transaction entered into by the Company or any Subsidiary;

         (v) Neither the Company nor any Subsidiary is delinquent in the filing of any federal, state and municipal or other jurisdiction (domestic or foreign) tax return or in the payment of any federal, state or municipal or other jurisdiction (domestic or foreign) taxes; they know of no proposed redetermination or re-assessment of taxes, adverse to the Company and its Subsidiaries; and the Company and each of its Subsidiaries has paid or provided by adequate reserves for all known tax liabilities;

         (vi) They know of no material obligation or liability of the Company or any of its Subsidiaries, contingent or otherwise, not disclosed in the Registration Statement and Prospectus;

         (vii) This Agreement, the consummation of the transactions herein contemplated, and the fulfillment of the terms hereof, will not result in a material breach by the Company or any Subsidiary of any terms of, or constitute a material default under, the Company's Certificate of Incorporation or By-Laws, or any material indenture, mortgage, lease, deed of trust, bank loan or credit agreement or any other agreement or undertaking of the Company or any Subsidiary;

         (viii) The financial statements and schedules filed with and as part of the Registration Statement present fairly the financial position of the Company and its Subsidiaries as of the dates thereof, all in conformity with generally accepted principles of accounting applied on a consistent basis throughout the periods involved;

         (ix) Except as otherwise set forth in the Registration Statement and the Prospectus, all material licenses, approvals or permits from Federal, state, local and/or foreign governmental agencies having jurisdiction over the Company and its Subsidiaries required for the conduct or any material aspect of the business or operations of the Company and its Subsidiaries have been obtained and are outstanding and there are no proceedings pending or to their knowledge, threatened, to seek to compel, terminate or limit such licenses, approvals or permits;

         (x) Neither the Company nor any Subsidiary has sustained an insured or uninsured loss on account of fire, flood, accident or other calamity;

         (xi) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, except as may otherwise be referred to therein, neither the Company nor any Subsidiary has prior to the Closing Date, either (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, (ii) entered into any material transaction other than in the ordinary course of business, or (iii) declared, paid or made any dividend or distribution of any kind on its capital stock;

         (xii) All representations and warranties set forth in this Agreement are true and correct as of the date hereof and the Company has complied with all of its agreements herein contained to be performed on its part on or before the Closing Date; and

         (xiii) No order suspending the sale of the Series B Shares prior to the Closing Date in any jurisdiction designated to the Company pursuant to Paragraph 6(k) hereof has been issued on or prior to the Closing Date and no proceedings for that purpose have been instituted or, to the knowledge of such officers, shall have been or shall be threatened.

    (h) The Company shall have performed each of the agreements herein contained and required to be performed by it at or prior to the Closing Date.

    The Company shall have furnished to the Representative such other and further certificates, documents, and opinions as the Representative may reasonably request (including certificates of officers) as to the accuracy, at and as of the Closing Date and the Option Closing Date, of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, and as to other conditions concurrent and precedent to the Underwriters' obligations hereunder.

    Any certificate signed by an officer of the Company and delivered to the Representative or its counsel will also be deemed a representation and warranty by the Company to each of the several Underwriters as to the statements made therein.

    If any of the conditions specified in this Paragraph 7 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Representatives or to their counsel pursuant to this Paragraph 7 shall not be in all material respects reasonably satisfactory in form, and substance to the Representative and to its counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the consummation of the Closing by the Representative. Notice of such cancellation shall be given to the Company in writing, or by telegraph confirmed in writing.

    8. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless each Underwriter, its officers, directors, employees and agents and each person, if any who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act (the "Exchange Act"), against any all loss, liability, claim, damage and expense whatsoever (including but not limited to attorneys' fees and any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) caused by any untrue or alleged untrue statement of a material fact contained (i) in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time amended or supplemented) or (ii) in any application or other document or communication (in this Paragraph 8 collectively called "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Series B Shares or the Underwriters' Warrants or the component or underlying securities thereof under the securities laws thereof or filed with the Commission or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof or in any communication to the Commission, any jurisdiction or any securities exchange, as the case may be.

    If any action is commenced against any Underwriter or any of its officers, directors, employees, agents or controlling persons (an indemnified party) in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the indemnifying party in writing of the commencement of such action and the indemnifying party shall assume the defense of such action, including the employment of counsel (satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be borne by such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have employed counsel to take charge of the defense of such indemnified party or parties or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying party. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent. The Company agrees promptly to notify the Underwriters of the commencement of any litigation or proceeding against the Company or any of its officers or directors in connection with the sale of the Series B Shares or in connection with such Registration Statement or Prospectus. With respect to any untrue statement or alleged untrue statement made in, or omission or alleged omission from, any Preliminary Prospectus, the indemnity agreement contained in this Paragraph 8 (a) with respect to such Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting the claim with respect to which such indemnification is sought hereunder purchased Series B Shares if the Prospectus (or the Prospectus as amended or supplemented if the Company shall have made any amendments thereof or supplements thereto which shall have been furnished to such underwriter prior to the time of the confirmation of such sale) does not contain such statement, alleged statement, omission or alleged omission and a copy of such Prospectus shall not have been sent or given to such person at or prior to the written confirmation of such sale to such person.

    (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the several Underwriters, but only with respect to statements or omissions if any, made, in any preliminary prospectus, the Registration Statement or Prospectus or any amendment or supplement thereof or in any application in reliance upon and in conformity with, written information furnished to the Company with respect to any Underwriter by or on behalf of such Underwriter expressly for use in any preliminary prospectus, the Registration Statement or Prospectus or any amendment or supplement thereof or in any application, as the case may be. The statements set forth in the last paragraph of the cover page and under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters expressly for use in any preliminary prospectus, the Registration Statement or the Prospectus, as the case may be. In case any action shall be brought against the Company, or any other person so indemnified based on any preliminary prospectus, the Registration Statement or Prospectus or any amendment or supplement thereof or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company, and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of subsection (a) above.

    9. CONTRIBUTION. (a) In order to provide for just and equitable contribution under the Act in any case in which (i) a party to this Agreement, its officers, directors, employees and agents and each person who controls the party within the meaning of the Act or the Exchange Act makes claim for indemnification pursuant to Paragraph 8 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not -be enforced in such case notwithstanding the fact that Paragraph 8 provides for indemnification in such case or (ii) contribution under the Act may be required on the part of such Underwriter or any such controlling person in circumstances for which indemnification is provided under Paragraph 8, then, in each such case, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Underwriter is responsible for an aggregate of _% (being the percentage of the initial public offering price of the Series B Shares represented by such Underwriter's commission and discount) and the Company is responsible for the remaining portion; provided, however, that, in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    (b) Promptly after receipt by any party to this Agreement of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party ("contributing party"), notify the contributing party of the commencement thereof; but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution under the Act. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate in the defense thereof with the notifying party and any other contributing party similarly notified.

    10. DEFAULT BY AN UNDERWRITER. If any one or more underwriters shall fail to purchase and pay for all of the Series B Shares agreed to be purchased by such Underwriter or Underwriters at the Closing Date and such failure shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Series B Shares to be purchased from the Company set forth opposite the names of the remaining Underwriters in Schedule I hereto bear to the aggregate number of such Series B Shares set opposite the names of the remaining Underwriters) the Series B Shares set forth in Schedule I opposite the names of the defaulting Underwriter or Underwriters; provided, however, that in the event that the aggregate number of Series B Shares which the defaulting Underwriter or Underwriters agreed but then failed to purchase shall exceed 10% of the aggregate number of the Series B Shares to be purchased at the Closing Date, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of such Series B Shares, and if such non-defaulting Underwriters do not purchase all such Series B Shares, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company except as provided in Paragraphs 8 and 9 hereof. In the event of a default by any

Underwriter as set forth in this Paragraph 10, the Closing Date shall be postponed for such period, not exceeding seven business days as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing herein contained shall relieve any defaulting Underwriter of its liabilities, if any, to the Company and to any non-defaulting Underwriter for damages occasioned by its default hereunder.

    11. TERMINATION. (a) This Agreement shall become effective at 9:30 A.M., New York time, on the first full business day following the day on which the Registration statement becomes effective or at the time of the initial public offering by the several Underwriters of, the Series B Shares, whichever is earlier. The time of the initial public offering, for the purpose of this Paragraph 11, shall mean the time, after the Registration Statement becomes effective, or the release by the Representative for publication of the first newspaper advertisement which is subsequently, published relating to the Series B Shares or the time, after the Registration Statement becomes effective, when the Series B Shares are first released by the Representative for offering by the Underwriters or Selected Dealers by letter or telegram, whichever shall first occur. The Representative, or the Company may prevent this Agreement from becoming effective by giving the notice indicated below in this Paragraph 11 before the time this Agreement becomes effective.

    (b) In addition to the provisions of Paragraph 7, 10 and 11 hereof, this Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to the Closing Date and the Option Closing rate, if prior to such time, (i) the Company or any Subsidiary sustains a material loss, whether or not insured, by reason of fire, flood, accident or other calamity, which, in the opinion of the Representative, substantially affects the value of the property of, or materially interferes with the operation of the business of the Company and the Subsidiaries, taken as a whole, (ii)trading in securities on the New York Stock Exchange, Inc. or the American Stock Exchange, Inc. has been suspended or limited or minimum prices have been established on either such exchange other than normal limitations,
(iii) a banking moratorium shall have been declared, either by Federal or state authorities, (iv) any new enactment, publication decree, other promulgation, or other restriction of or imposed by any federal, state, regulatory or self regulatory body or order of any court or any other governmental authority whether United States or foreign which in the judgment of the Representative materially adversely affects the business or operations of the Company and the Subsidiaries taken as a whole, or materially adversely affects the distribution of the Series B Shares shall have become effective, (v) trading in any securities of the Company shall have been suspended or halted by any national securities exchange or the Commission, (vi) the market value of securities in general or political financial or economic conditions shall have so materially changed as, in the judgment of the Representative, shall render it impracticable to offer for sale or to enforce contracts made by the Underwriters for the resale of the Series B Shares agreed to be purchased hereunder, (vii) in the reasonable opinion of the Representative, there exists materially adverse market conditions in the over-the-counter market as in the judgment of the Representative, makes it unadvisable to proceed with the delivery of the Series B Shares or (viii) in the sole discretion of the Representative, any material adverse change has occurred since the dates as of which information is given in the Registration Statement or Prospectus, in the earnings, business, condition of the Company or any Subsidiary (financial or otherwise) net worth, results of operations, key personnel or assets of the Company or any Subsidiary, whether or not arising in the ordinary course of business; provided, however, that the provisions of Paragraphs 6(m), 8 and 9 hereof shall survive such termination. However, in the event that the offering is terminated hereunder, for any reason in the willful control of the Company, the Company shall be responsible for the payment to the Representative, of $___,___ in lieu of the non-accountable expense allowance in Section 6(n) hereof.

    (c) If the Representative elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Paragraph 11, the Company shall be notified promptly by the Representative by telephone or telegram, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective the Representative shall be notified promptly by the Company by telephone or telegram, confirmed by letter.

    12. UNDERWRITERS' WARRANTS. The Company agrees to sell to the Representative, its officers and/or any underwriter or its officers, and partners which participate in the public distribution of the Series B Shares at the Closing Date, an aggregate of 150,000 Underwriters' Warrants at a price of $.0001 per Underwriters' Warrant. Each Underwriters' Warrant shall represent the right to purchase one Underwriters' Series B Share during the four year period commencing one year from the effective date of the Registration Statement and ending five years after the effective date, at $_.__ per Underwriters' Series B Share.

    The Underwriters' Warrants shall be evidenced by certificates in the form and contain the terms and conditions as set forth in the exhibit to the Registration Statement. The Underwriters' Warrant certificates shall be delivered in such denominations and in such names as may be requested by the Representative or in the absence of such request, then in denominations of 25,000 Series B Share certificates, registered in the name of the Representative. In addition, the Company agrees to reserve against the exercise of the Underwriters' Warrants the number of shares of its authorized but unissued shares of Series B Stock equal to the number of shares purchasable upon the exercise of the Underwriters' Warrants as well as the number of shares of its authorized but unissued shares of Common Stock issuable upon conversion of such Series B Stock. The certificates representing the Underwriters' Warrants shall contain typical anti-dilution provisions. The Underwriters' Warrants will not be redeemable by the Company.

    13. FINDERS. (a) The Company knows of no claims for services in the nature of a finder's fee or origination fee with respect to this financing resulting from the respective acts of its officers, directors or employees, or any other party acting in its behalf, for which any Underwriter may be responsible, and the Company, agrees to indemnify and hold each Underwriter free and harmless from any claims for any services of such nature arising from any act of the Company or its officers, directors, employees, or any such other person acting in its behalf, and will reimburse any Underwriter for any counsel fees, legal or other expenses reasonably incurred by an Underwriter in investigating or defending against any such claim.

    (b) The Underwriters know of no claims for services in the nature of a finder's fee or origination fee with respect to this financing resulting from the respective acts of their officers, directors, or employees, or any other party acting in their behalf for which the Company may be responsible, and each Underwriter agrees to indemnify and hold the Company free and harmless from any claims for any services of such nature arising from any act of such Underwriter or its officers, directors or employees, or any such other person acting in its behalf and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in investigating or defending against any such claim.

    14. REPRESENTATIONS, ETC. TO SURVIVE DELIVERY. The respective representations, warranties, agreements, covenants, indemnities and statements of, and on behalf of, the Company and its officers, and the several Underwriters, respectively, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, and will survive delivery of and payment for the Series B Shares. A successor to any Underwriter shall be entitled to the indemnity, contribution and reimbursement agreements contained in this Agreement.

    15. BENEFIT. This Agreement has been and is made solely for the benefit of and shall be binding upon the Representative, the several Underwriters, the Company and, to the extent expressed, any person controlling the Company, the Representative, the several Underwriters and the officers and directors of the Company, and their respective legal representative successors and assigns, all as and to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "legal representatives, successors and assigns" shall not include any purchaser of any of the Series B Shares from the Underwriters merely because of such purchase, and except further that in the event that any of the persons who shall have purchased any of the Underwriters' Warrants hereof which are registered in the Registration Statement shall be alleged to be or held to be, an Underwriter, as that term is defined in the Act, with respect to any part of any of the securities registered in the Registration Statement; then and in such event the warranties, indemnities and agreement of the Company contained in this Agreement shall also be for the benefit of any person or persons, if any, who control such persons within the meaning of Section 15 of the Act. All of the obligations of the Underwriters hereunder are several and not joint.

    16. NEW YORK LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

    17. NOTICES. All communications hereunder shall be in writing and, if to the Representative, will be mailed, delivered, telegraphed or telexed to Americorp Securities, Inc., One New York Plaza. New York, New York 10004,
Attention: Drew Schaefer, President; or if sent to the Company will be mailed, delivered, telegraphed or telexed to Nouveau International, Inc., 212 Phillips Road, Exton, Pennsylvania 19341, Attention: Robert J. Brock, Sr., President. Copies of such notice should also be sent to counsel to such parties named in the Prospectus.

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement, among the Company and the several Underwriters.

                                       Very truly yours,

                                       NOUVEAU INTERNATIONAL, INC.


                                       By_____________________________
                                          Robert J. Brock, Sr., President


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written by
AMERICORP SECURITIES, INC.
for itself and the several Underwriters
named on Schedule I hereto

AMERICORP SECURITIES, INC.




By:_________________________
    Drew Schaefer, President

                                      SCHEDULE I


                                            Number of
UNDERWRITER                            SERIES B SHARES PURCHASED



                                            ____________
TOTAL

                                     SCHEDULE II


NAME                                        DATE "LOCK-UP" EXPIRES